UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2013

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-30734 (Commission File Number)	80-0551965 (I.R.S. Employer Identification No.)

160 Broadway 11th Floor, New York, NY 10038

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (646)-443-2380

                                                     None

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.     Amendment to Articles of Incorporation or Bylaws; change in Fiscal Year

By unanimous written consent effective April 1, 2013, the Board of Directors of Corporate Resource Services, Inc. (the “Company”) revised its bylaws with respect to the board size by allowing the number of directors to be from one to eight until changed by further resolution. A copy of the written consent is attached hereto as Exhibit 99.1.

Item 5.02.     Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

By unanimous written consent effective April 1, 2013, the Company’s Board of Directors further resolved to appoint Thomas Clarke as a member of its Board of Directors.  Mr. Clarke is currently the Chief Executive Officer of Weiss Group LLC,  a leading provider of independent research, and the former Chief Executive Officer and Chairman of the Board of TheStreet.com a financial media, company.  In addition,  Mr. Clarke serves on the Board of Directors of Reis, Inc. and LiveDeal, Inc., both publicly traded companies.  His extensive experience as an executive and board member with publicly traded companies will be an asset to the Company as it continues its revenue growth and improved profitability.  A copy of the press release announcing Mr. Clarke’s appointment (the “Press Release”) is attached hereto as Exhibit 99.2.

Item 9.01.  Financial Statements and Exhibits

(d)            Exhibits

99.1       Unanimous Written Consent of the Board of Directors of Corporate Resource Services, Inc. dated April 1, 2013

99.2       Press Release of Corporate Resource Services, Inc. dated April 4, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corporate Resource Services, Inc.

By:	/s/ John P. Messina
Name	John P. Messina
Title	Chief Executive Officer

Date:  April 4, 2013